Registration No. 333-117395

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WD-40 Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-1797918
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1061 Cudahy Place

San Diego, CA 92110

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

Garry O. Ridge

1061 Cudahy Place

San Diego, CA 92110

(619) 275-1400

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies Requested To:

Richard T. Clampitt, Esq.

Gordon & Rees LLP

101 West Broadway, Suite 2000

San Diego, CA 92101

(619) 696-6700

DEREGISTRATION OF SECURITIES

WD-40 Company (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2004, Registration No. 333-117395 (the “2004 Form S-8”), with respect to shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), thereby registered for issuance, offer or sale pursuant to the Fourth Amended and Restated WD-40 Company 1990 Incentive Stock Option Plan (the “1990 Plan”). A total of 1,500,000 shares of Common Stock were registered for issuance, offer or sale under the 2004 Form S-8.

On December 11, 2007, the stockholders of the Company approved the WD-40 Company 2007 Stock Incentive Plan (the “2007 Plan”) and, accordingly, 685,327 shares of Common Stock that would otherwise have been available for grant under the 1990 Plan as of the effective date of adoption of the 2007 Plan are now available for issuance, offer and sale under the 2007 Plan. Therefore, 685,327 shares of Common Stock are hereby deregistered. The 2004 Form S-8 otherwise continues in effect as to the balance of the shares of Common Stock remaining available for offer, issuance and sale pursuant thereto upon exercise of stock options previously granted under the 1990 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, May 23, 2008.

REGISTRANT:
WD-40 COMPANY

By	/s/ GARRY O. RIDGE
Garry O. Ridge, Chief Executive Officer
(Principal Executive Officer)

By	/s/ JAY REMBOLT
Jay Rembolt, Chief Financial Officer, Treasurer and Vice President, Finance
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Garry O. Ridge, Michael J. Irwin and Maria M. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8 of WD-40 Company, a Delaware corporation, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ GARRY O. RIDGE	April 15, 2008
GARRY O. RIDGE, Director and President and Chief Executive Officer (Principal Executive Officer)

/s/ JOHN C. ADAMS	April 25, 2008
JOHN C. ADAMS, Director

/s/ GILES H. BATEMAN	April 15, 2008
GILES H. BATEMAN, Director

/s/ PETER D. BEWLEY	April 21, 2008
PETER D. BEWLEY, Director

/s/ RICHARD A. COLLATO	April 15, 2008
RICHARD A. COLLATO, Director

/s/ MARIO L. CRIVELLO	April 16, 2008
MARIO L. CRIVELLO, Director

/s/ LINDA LANG	April 15, 2008
LINDA LANG, Director

/s/ KENNETH E. OLSON	April 16, 2008
KENNETH E. OLSON, Director

/s/ NEAL E. SCHMALE	April 15, 2008
NEAL E. SCHMALE, Director

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